Item 30. Exhibit (h) i. f. 1. iii.

AMENDMENT NO. 2 TO THE FUND PARTICIPATION AGREEMENT
AMONG MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
DELAWARE VIP TRUST, DELAWARE MANAGEMENT COMPANY,
AND DELAWARE DISTRIBUTORS, L.P.

THIS AMENDMENT, made and entered into as of the 20th day of October 2021, amends the Fund Participation Agreement entered into as of the 10th day of October, 2016, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”), DELAWARE VIP TRUST, an open-end management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”); DELAWARE MANAGEMENT COMPANY, (the “Adviser”), a series of Macquarie Investment Management Business Trust (formerly Delaware Management Business Trust), a statutory trust organized under the laws of the State of Delaware and investment adviser to the Fund; and DELAWARE DISTRIBUTORS, L.P. (the “Underwriter”), a limited partnership organized under the laws of the State of Delaware and principal underwriter/distributor of the Fund..

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The parties wish to amend the Agreement to add C.M. Life Insurance Company, a Connecticut life insurance company, as a party. The parties agree to add C.M. Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder.

2.	All references in the Agreement to “Company” shall be deemed to include C.M. Life Insurance Company.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on this 20th day of October 2021.

Massachusetts Mutual Life Insurance Company		Delaware VIP Trust

By:	/s/ Michael S. Dunn	By:	/s/ Daniel Geatens
Name	Michael S. Dunn	Name	Daniel Geatens
Title:	Head of Institutional Insurance	Title:	Head, US Fund Administration

C.M. Life Insurance Company		Delaware Management Company, a series of Macquarie Investment Management Business Trust

By:	/s/ Michael S. Dunn	By:	/s/ Susan Natalini
Name	Michael S. Dunn	Name	Susan Natalini
Title:	Vice President	Title:	Managing Director, Senior Vice President

Delaware Distributors, L.P.

		By:	/s/ David Brenner
		Name	David Brenner
		Title:	Senior Vice President

[_____]

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of the Fund:

●	Massachusetts Mutual Variable Life Separate Account I

●	Massachusetts Mutual Variable Life Separate Account IX

Separate Accounts of C.M. Life Insurance Company participating in Portfolios of the Fund:

●	C.M. Life Variable Life Separate Account I